Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

THIRD QUARTER 2018 RESULTS

➢              3Q18 Reported EPS of $1.69

➢              Adjusted EPS (non-GAAP) of $1.45

➢              3Q18 Net sales increased 4.8% to $1.76 billion

➢              Sales change ex. currency (non-GAAP) of 6.1%

➢              FY18 Reported EPS guidance raised by $0.07, reflecting reduction in restructuring cost estimate

➢              Maintained guidance for FY18 Adjusted EPS, despite incremental second half headwind from currency translation

GLENDALE, Calif., October 23, 2018 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its third quarter ended September 29, 2018. All non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same period in the prior year.

“We had another solid quarter, in line with our expectations, with strong top-line growth and adjusted EPS up 15 percent,” said Mitch Butier, President and CEO. “Label and Graphic Materials delivered strong sales growth, while its margin declined in the face of continued inflationary pressure; we expect meaningful recovery in the fourth quarter, as recent pricing actions take full effect. Retail Branding and Information Solutions continues to deliver, with another quarter of strong sales growth in both the base business and RFID, along with significant margin expansion. Results for Industrial and Healthcare Materials were disappointing, as organic sales were down modestly, driven by a decline in the China automotive business.

“We remain confident in the adjusted earnings guidance we communicated last quarter, despite incremental currency headwinds and continued inflationary pressure,” added Butier. “Our ability to consistently achieve our strategic and financial goals continues to demonstrate the resilience of our business and the talent of our team.”

For more details on the company’s results, see the summary table accompanying this news release, as well as the supplemental presentation materials, “Third Quarter 2018 Financial Review and Analysis”, posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Third Quarter 2018 Results by Segment

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, and acquisitions and divestitures. Adjusted operating margin refers to income before taxes, interest expense, other non-operating expense, and other expense, net, as a percentage of sales.

Label and Graphic Materials

•     Reported sales increased 5.0 percent; on an organic basis, sales grew 6.4 percent. Sales on an organic basis increased mid-single digits in Label and Packaging Materials and high-single digits in the combined Graphics and Reflective Solutions businesses.

•     Reported operating margin decreased 20 basis points to 12.8 percent, including an 80 basis points net benefit from restructuring charges and an Argentine peso remeasurement loss. The benefits from higher volume/mix were more than offset by the net impact of pricing and raw material costs (excluding the effects of currency) and transition costs associated with our European restructuring. Adjusted operating margin decreased 100 basis points to 12.3 percent.

Retail Branding and Information Solutions

•     Reported sales increased 6.6 percent; on an organic basis, sales grew 8.2 percent, driven by strength in both the base business and radio frequency identification (RFID) solutions.

•     Reported operating margin increased 360 basis points to 10.6 percent, including a 120 basis points benefit from a reduction in restructuring charges. The benefits from higher volume and productivity were partially offset by growth-related investments and higher employee-related costs. Adjusted operating margin increased 240 basis points to 11.4 percent.

Industrial and Healthcare Materials

•     Reported sales decreased 0.8 percent; on an organic basis, sales declined 0.4 percent driven by a decline in the China automotive business, which offset strong mid-single digit growth for the rest of the industrial categories.

•     Reported operating margin increased 80 basis points to 9.2 percent, including a benefit from lower transaction and transition costs related to prior year acquisitions, as well as lower employee-related costs, which more than offset growth-related investments and the net impact of pricing and raw material costs. Adjusted operating margin increased 60 basis points to 9.2 percent.

Other

Share Repurchases / Equity Dilution

The company repurchased 0.7 million shares in the third quarter at an aggregate cost of $72 million. Net of dilution from long-term incentives, the company’s share count at the end of the quarter was down by 1.5 million compared to the same time last year.  Year-to-date, the company returned $306 million in cash to shareholders through a combination of share repurchases and dividends, up from $221 million for the same period last year.

Income Taxes

The third quarter GAAP effective tax rate was 10.5 percent, compared to 26.2 percent in the prior year, primarily driven by tax benefits from the deduction of the third quarter pension contribution on the company’s 2017 U.S. income tax return. The full year GAAP effective tax rate is estimated to be approximately 20 percent.

The adjusted non-GAAP tax rate for the quarter was 25 percent, consistent with the company’s previous guidance.

Cost Reduction Actions

In the third quarter, the company realized approximately $6 million in pretax savings from restructuring, net of transition costs, and recognized a net benefit in pretax restructuring charges in the amount of $6.4 million, reflecting a reduction to the estimate for severance costs associated with LGM’s European restructuring plan.

U.S. Pension Plan Termination

In connection with the previously announced termination of the Avery Dennison Pension Plan, a tax-qualified U.S. defined benefit plan, the company contributed $200 million to the plan during the third quarter using commercial paper borrowings. The company expects to contribute an additional estimated $30 million during 2019, to fully fund the plan and complete the transaction. The company continues to estimate that the after-tax impact of actions connected with the termination will reduce reported EPS by $0.50 to $0.70 in 2018, and an additional $4.25 to $4.45 during 2019, reflecting estimated total pre-tax settlement charges in the range of $575 million to $600 million.

Outlook

In its supplemental presentation materials, “Third Quarter 2018 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2018 financial results. Based on the factors listed and other assumptions, the company now expects 2018 reported earnings per share of $4.57 to $4.92. Excluding an estimated $1.18 to $1.38 per share for restructuring charges, pension settlement charges, and other items, the company expects adjusted earnings per share (non-GAAP) of $5.95 to $6.10, which is unchanged from its guidance in July.

Note: Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs approximately 30,000 employees in more than 50 countries. Reported sales in 2017 were $6.6 billion. Learn more at www.averydennison.com.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the Tax Cuts and Jobs Act, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs, including risks related to the termination of our U.S. pension plan; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts of global economic conditions and political uncertainty on underlying demand for our products and foreign currency fluctuations; (2) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; (3) competitors’ actions, including pricing, expansion in key markets, and product offerings; and (4) the execution and integration of acquisitions.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2017 Form 10-K, filed with the Securities and Exchange Commission on February 21, 2018, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cynthia S. Guenther (626) 304-2204

investorcom@averydennison.com

Third Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

			% Change vs. P/Y
	3Q	3Q	Ex.
	2018	2017	Reported	Currency (a)	Organic (b)
Net sales, by segment:
Label and Graphic Materials	$1,194.2	$1,137.3	5.0%	6.4%	6.4%
Retail Branding and Information Solutions	398.4	373.8	6.6%	8.2%	8.2%
Industrial and Healthcare Materials	167.1	168.4	(0.8%)	(0.4%)	(0.4%)
Total net sales	$1,759.7	$1,679.5	4.8%	6.1%	6.1%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	3Q	3Q	%	% of Sales		3Q	3Q	%	% of Sales
	2018	2017	Change	2018	2017	2018	2017	Change	2018	2017
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$152.9	$147.5		12.8%	13.0%	$146.9	$150.7		12.3%	13.3%
Retail Branding and Information Solutions	42.4	26.1		10.6%	7.0%	45.4	33.5		11.4%	9.0%
Industrial and Healthcare Materials	15.3	14.2		9.2%	8.4%	15.3	14.4		9.2%	8.6%
Corporate expense	(18.9)	(20.5)				(18.9)	(20.5)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$191.7	$167.3	15%	10.9%	10.0%	$188.7	$178.1	6%	10.7%	10.6%

Interest expense	$14.7	$16.8				$14.7	$16.8

Other non-operating expense (d)	$9.0	$3.7				$2.3	$3.7

Income before taxes	$168.0	$146.8	14%	9.5%	8.7%	$171.7	$157.6	9%	9.8%	9.4%

Provision for income taxes (e)	$17.7	$38.5				$42.9	$44.1

Equity method investment net losses	($0.8)	---				($0.8)	---

Net income	$149.5	$108.3	38%	8.5%	6.4%	$128.0	$113.5	13%	7.3%	6.8%

Net income per common share, assuming dilution	$1.69	$1.20	41%			$1.45	$1.26	15%

						2018	2017
3Q Free Cash Flow (f)						$132.9	$163.0
YTD Free Cash Flow (f)						$260.5	$256.0

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Percentage change in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina).

(b)

Percentage change in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)

In the first quarter of 2018, we adopted ASU No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for the third quarter of 2018 includes pension settlement of $6.7.

(e)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act of 2017. We expect to complete our assessment within the allowed one-year measurement period.

(f)

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions and cash tax effects related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 29, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017

Net sales	$1,759.7	$1,679.5	$5,390.3	$4,878.5

Cost of products sold	1,300.5	1,227.9	3,946.3	3,531.9

Gross profit	459.2	451.6	1,444.0	1,346.6

Marketing, general and administrative expense	270.5	273.5	853.0	824.1

Other (income) expense, net(1)	(3.0)	10.8	66.9	27.5

Interest expense	14.7	16.8	42.2	49.7

Other non-operating expense(2)	9.0	3.7	14.9	13.1

Income before taxes	168.0	146.8	467.0	432.2

Provision for income taxes(3)	17.7	38.5	94.9	90.8

Equity method investment net losses	(0.8)	---	(1.8)	---

Net income	$149.5	$108.3	$370.3	$341.4

Per share amounts:

Net income per common share, assuming dilution	$1.69	$1.20	$4.16	$3.79

Weighted average number of common shares outstanding, assuming dilution	88.5	89.9	89.1	90.1

(1)

“Other (income) expense, net” for the third quarter of 2018 includes severance and related costs, net of reversals of ($7.1) and asset impairment charges of $.7, partially offset by Argentine peso remeasurement transition loss of $3.4.

“Other (income) expense, net” for the third quarter of 2017 includes severance and related costs of $8.7, asset impairment and lease cancellation charges of $1.8, and transaction costs of $.3.

“Other (income) expense, net” for 2018 YTD includes severance and related costs of $56, asset impairment and lease cancellation charges of $9.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7.

“Other (income) expense, net” for 2017 YTD includes severance and related costs of $21.7, asset impairment and lease cancellation charges of $2.1, and transaction costs of $3.7.

(2)

In the first quarter of 2018, we adopted Accounting Standards Update (ASU) No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost, on a retrospective basis. This ASU requires employers with defined benefit plans to present the components of net periodic benefit cost, other than service cost, outside of operating income. Prior year results have been reclassified as required by the ASU.

“Other non-operating expense” for 2018 YTD includes pension settlements of $7.4.

(3)

We continue to assess our fourth quarter 2017 provisional estimate defined under SEC Staff Accounting Bulletin No. 118 related to the U.S. Tax Cuts and Jobs Act (“TCJA”) of 2017. We expect to complete our assessment within the allowed one-year measurement period.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Sep. 29, 2018	Sep. 30, 2017

Current assets:
Cash and cash equivalents	$ 217.6	$ 232.3
Trade accounts receivable, net	1,235.7	1,184.8
Inventories, net	682.5	620.0
Assets held for sale	3.6	6.8
Other current assets	219.4	239.4

Total current assets	2,358.8	2,283.3

Property, plant and equipment, net	1,086.9	1,047.0
Goodwill and other intangibles resulting from business acquisitions, net	1,101.7	1,147.2
Non-current deferred income taxes	195.1	347.4
Other assets	439.4	445.1

	$ 5,181.9	$ 5,270.0

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and capital leases	$ 571.7	$ 383.0
Accounts payable	1,048.0	949.2
Other current liabilities	738.5	691.1

Total current liabilities	2,358.2	2,023.3

Long-term debt and capital leases	1,295.3	1,298.4
Other long-term liabilities	481.3	813.4
Shareholders’ equity:
Common stock	124.1	124.1
Capital in excess of par value	862.4	854.6
Retained earnings	2,809.4	2,693.3
Treasury stock at cost	(2,008.4)	(1,838.0)
Accumulated other comprehensive loss	(740.4)	(699.1)

Total shareholders’ equity	1,047.1	1,134.9

	$ 5,181.9	$ 5,270.0

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)

	Nine Months Ended

	Sep. 29, 2018	Sep. 30, 2017

Operating Activities:

Net income	$ 370.3	$ 341.4

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation	106.2	92.6

Amortization	29.8	42.2

Provision for doubtful accounts and sales returns	34.3	28.1

Net losses from impairments, sales of assets, and investment settlements	5.9	1.2

Stock-based compensation	24.8	22.2

Loss from settlement of pension obligations	7.4	---

Deferred income taxes	(7.8)	(7.6)

Other non-cash expense and loss	41.5	41.0

Changes in assets and liabilities and other adjustments	(424.7)	(171.2)

Net cash provided by operating activities	187.7	389.9

Investing Activities:

Purchases of property, plant and equipment	(132.7)	(111.4)

Purchases of software and other deferred charges	(21.5)	(23.5)

Proceeds from sales of property, plant and equipment	9.4	3.0

Sales (purchases) of investments and proceeds from insurance, net	17.6	(2.0)

Payments for acquisitions, net of cash acquired, and investments in businesses	(0.2)	(309.5)

Net cash used in investing activities	(127.4)	(443.4)

Financing Activities:

Net increase (decrease) in borrowings (maturities of three months or less)	301.4	(220.1)

Additional long-term borrowings	---	526.6

Repayments of long-term debt and capital leases	(4.4)	(2.5)

Dividends paid	(130.6)	(115.8)

Share repurchases	(175.1)	(104.8)

Proceeds from exercises of stock options, net	1.0	17.7

Tax withholding for stock-based compensation	(32.9)	(20.3)

Payments of contingent consideration	(17.3)	---

Net cash (used in) provided by financing activities	(57.9)	80.8

Effect of foreign currency translation on cash balances	(9.2)	9.9

(Decrease) increase in cash and cash equivalents	(6.8)	37.2

Cash and cash equivalents, beginning of year	224.4	195.1

Cash and cash equivalents, end of period	$ 217.6	$ 232.3

In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the ASU.

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains and losses from curtailment and settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation, currency adjustment for transitional reporting of highly inflationary economies (Argentina), product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales growth from the ongoing activities of our businesses and provide greater ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other (income) expense, net.

Adjusted operating margin refers to adjusted operating income as a percentage of sales.

Adjusted tax rate refers to the projected full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as updates to the year-end 2017 TCJA provisional amount, as well as additional items such as impacts related to our U.S. pension plan termination and the effects of certain potential tax planning actions.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow from operations, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions and cash tax effects related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Nine Months Ended
	Sep. 29, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017

Reconciliation from GAAP to Non-GAAP operating margins:
Net sales	$1,759.7	$1,679.5	$5,390.3	$4,878.5
Income before taxes	$168.0	$146.8	$467.0	$432.2
Income before taxes as a percentage of sales	9.5%	8.7%	8.7%	8.9%

Adjustments:
Interest expense	$14.7	$16.8	$42.2	$49.7
Other non-operating expense	9.0	3.7	14.9	13.1
Operating income before interest expense, other non-operating expense, and taxes	$191.7	$167.3	$524.1	$495.0
Operating margins	10.9%	10.0%	9.7%	10.1%

Income before taxes	$168.0	$146.8	$467.0	$432.2
Adjustments:
Restructuring charges:
Severance and related costs, net of reversals	(7.1)	8.7	56.0	21.7
Asset impairment and lease cancellation charges	0.7	1.8	9.7	2.1
Argentine peso remeasurement transition loss	3.4	---	3.4	---
Other restructuring-related charge	---	---	0.5	---
Net gain on sales of assets	---	---	(2.7)	---
Transaction costs	---	0.3	---	3.7
Interest expense	14.7	16.8	42.2	49.7
Other non-operating expense	9.0	3.7	14.9	13.1
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$188.7	$178.1	$591.0	$522.5
Adjusted operating margins (non-GAAP)	10.7%	10.6%	11.0%	10.7%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income	$149.5	$108.3	$370.3	$341.4
Adjustments:
Restructuring charges, net of reversals	(6.4)	10.5	65.7	23.8
Argentine peso remeasurement transition loss	3.4	---	3.4	---
Other restructuring-related charge	---	---	0.5	---
Net gain on sales of assets	---	---	(2.7)	---
Transaction costs	---	0.3	---	3.7
Pension settlements	6.7	---	7.4	---
Tax benefit from pension plan contributions(1)	(31.0)	---	(31.0)	---
Tax effect on pre-tax adjustments and impact of adjusted tax rate(2)	5.8	(5.6)	(9.4)	(37.9)
Adjusted net income (non-GAAP)	$128.0	$113.5	$404.2	$331.0

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 29, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017

Reconciliation from GAAP to Non-GAAP net income per common share:

As reported net income per common share, assuming dilution	$1.69	$1.20	$4.16	$3.79

Adjustments per common share, net of tax:

Restructuring charges, Argentine peso remeasurement transition loss, other restructuring-related charge, pension settlements, transaction costs, and net gain on sales of assets(2)	(0.24)	0.06	0.38	(0.12)

Adjusted net income per common share, assuming dilution (non-GAAP)	$1.45	$1.26	$4.54	$3.67

Weighted average number of common shares outstanding, assuming dilution	88.5	89.9	89.1	90.1

(1) Tax benefits from the deduction of the third quarter pension contributions on the company’s 2017 U.S. income tax return.

(2) The adjusted tax rate was 25% for the three and nine months ended Sep. 29, 2018, and 28% for the three and nine months ended Sep. 30, 2017.

	(UNAUDITED)

	Three Months Ended		Nine Months Ended

	Sep. 29, 2018	Sep. 30, 2017	Sep. 29, 2018	Sep. 30, 2017

Reconciliation of free cash flow:

Net cash (used in) provided by operating activities	$(21.8)	$214.3	$187.7	$389.9
Purchases of property, plant and equipment	(53.2)	(44.9)	(132.7)	(111.4)
Purchases of software and other deferred charges	(7.6)	(8.6)	(21.5)	(23.5)
Proceeds from sales of property, plant and equipment	0.1	2.8	9.4	3.0
Sales (purchases) of investments and proceeds from insurance, net	15.4	(0.6)	17.6	(2.0)
Pension plan contribution for plan termination	200.0	---	200.0	---
Free cash flow (non-GAAP)	$132.9	$163.0	$260.5	$256.0

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Third Quarter Ended
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$1,194.2	$1,137.3	$152.9	$147.5	12.8%	13.0%
Retail Branding and Information Solutions	398.4	373.8	42.4	26.1	10.6%	7.0%
Industrial and Healthcare Materials	167.1	168.4	15.3	14.2	9.2%	8.4%
Corporate Expense	N/A	N/A	(18.9)	(20.5)	N/A	N/A

TOTAL FROM OPERATIONS	$1,759.7	$1,679.5	$191.7	$167.3	10.9%	10.0%

(1) Operating income for the third quarter of 2018 includes severance and related costs, net of reversals of ($7.1) and asset impairment charges of $.7, partially offset by Argentine peso remeasurement transition loss of $3.4. Of the total ($3), the Label and Graphic Materials segment recorded ($6) and the Retail Branding and Information Solutions segment recorded $3.

(2) Operating income for the third quarter of 2017 includes severance and related costs of $8.7, asset impairment and lease cancellation charges of $1.8, and transaction costs of $.3. Of the total $10.8, the Label and Graphic Materials segment recorded $3.2, the Retail Branding and Information Solutions segment recorded $7.4, and the Industrial and Healthcare Materials segment recorded $.2.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Third Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$152.9	$147.5	12.8%	13.0%
Adjustments:
Restructuring charges:
Severance and related costs, net of reversals	(9.7)	2.9	(0.8%)	0.3%
Asset impairment and lease cancellation charges	0.3	0.2	---	---
Argentine peso remeasurement transition loss	3.4	---	0.3%	---
Transaction costs	---	0.1	---	---
Adjusted operating income and margins (non-GAAP)	$146.9	$150.7	12.3%	13.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$42.4	$26.1	10.6%	7.0%
Adjustments:
Restructuring charges:
Severance and related costs	2.6	5.8	0.7%	1.6%
Asset impairment and lease cancellation charges	0.4	1.6	0.1%	0.4%
Adjusted operating income and margins (non-GAAP)	$45.4	$33.5	11.4%	9.0%

Industrial and Healthcare Materials
Operating income and margins, as reported	$15.3	$14.2	9.2%	8.4%
Adjustments:
Transaction costs	---	0.2	---	0.2%
Adjusted operating income and margins (non-GAAP)	$15.3	$14.4	9.2%	8.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Nine Months Year-to-Date
	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2018	2017	2018 (1)	2017 (2)	2018	2017

Label and Graphic Materials	$3,669.7	$3,350.0	$418.1	$436.6	11.4%	13.0%
Retail Branding and Information Solutions	1,201.1	1,115.7	122.4	82.9	10.2%	7.4%
Industrial and Healthcare Materials	519.5	412.8	44.9	39.1	8.6%	9.5%
Corporate Expense	N/A	N/A	(61.3)	(63.6)	N/A	N/A

TOTAL FROM OPERATIONS	$5,390.3	$4,878.5	$524.1	$495.0	9.7%	10.1%

(1) Operating income for 2018 includes severance and related costs of $56, asset impairment and lease cancellation charges of $9.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by net gain on sales of assets of $2.7. Of the total $66.9, the Label and Graphic Materials segment recorded $59.9, the Retail Branding and Information Solutions segment recorded $9.1, the Industrial and Healthcare Materials segment recorded $.2, and Corporate recorded ($2.3).

(2) Operating income for 2017 includes severance and related costs of $21.7, asset impairment and lease cancellation charges of $2.1, and transaction costs of $3.7. Of the total $27.5, the Label and Graphic Materials segment recorded $10.4, the Retail Branding and Information Solutions segment recorded $14, and the Industrial and Healthcare Materials segment recorded $3.1.

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Nine Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2018	2017	2018	2017
Label and Graphic Materials
Operating income and margins, as reported	$418.1	$436.6	11.4%	13.0%
Adjustments:
Restructuring charges:
Severance and related costs	48.7	9.6	1.3%	0.3%
Asset impairment and lease cancellation charges	7.2	0.3	0.2%	---
Argentine peso remeasurement transition loss	3.4	---	0.1%	---
Other restructuring-related charge	0.5	---	---	---
Loss on sale of assets	0.1	---	---	---
Transaction costs	---	0.5	---	---
Adjusted operating income and margins (non-GAAP)	$478.0	$447.0	13.0%	13.3%

Retail Branding and Information Solutions
Operating income and margins, as reported	$122.4	$82.9	10.2%	7.4%
Adjustments:
Restructuring charges:
Severance and related costs	7.1	11.9	0.5%	1.1%
Asset impairment and lease cancellation charges	2.5	1.8	0.2%	0.2%
Net gain on sales of assets	(0.5)	---	---	---
Transaction costs related to sale of product line	---	0.3	---	---
Adjusted operating income and margins (non-GAAP)	$131.5	$96.9	10.9%	8.7%

Industrial and Healthcare Materials
Operating income and margins, as reported	$44.9	$39.1	8.6%	9.5%
Adjustments:
Restructuring charges:
Severance and related costs	0.2	0.2	0.1%	---
Transaction costs	---	2.9	---	0.7%
Adjusted operating income and margins (non-GAAP)	$45.1	$42.2	8.7%	10.2%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Third Quarter 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	4.8%	5.0%	6.6%	(0.8%)
Foreign currency translation	1.3%	1.4%	1.6%	0.4%
Sales change ex. currency (non-GAAP)	6.1%	6.4%	8.2%	(0.4%)
Acquisitions	---	---	---	---

Organic sales change (non-GAAP)	6.1%	6.4%	8.2%	(0.4%)

	Nine Months Year-to-Date 2018
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported sales change	10.5%	9.5%	7.7%	25.8%
Foreign currency translation	(2.9%)	(3.6%)	(0.7%)	(3.2%)
Sales change ex. currency (non-GAAP)(1)	7.6%	6.0%	7.0%	22.7%
Acquisitions	(1.9%)	(0.2%)	---	(21.1%)

Organic sales change (non-GAAP)	5.7%	5.8%	7.0%	1.6%

(1)Totals may not sum due to rounding

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